Exhibit 21.1

SUBSIDIARIES OF TRIUMPH GROUP, INC.

Triumph Brands, Inc.

Triumph Group Acquisition Corp.

Triumph Group Acquisition Holdings, Inc.

The Triumph Group Operations Holdings, Inc.

The Triumph Group Operations, Inc.

CBA Acquisition LLC

Triumph Controls (Europe) SAS

MGP Holding SAS

Construction Brevetees d’Alfortville SAS

CBA Marine SAS

HT Parts LLC

Kilroy Steel, Inc.

Kilroy Structural Steel Co.

Lamar Electro-Air Corp.

Nu-Tech Brands, Inc.

Triumph Actuation Systems, LLC

Triumph Actuation Systems – Connecticut, LLC

Triumph Actuation Systems – Valencia, Inc.

Triumph Aerospace Systems Group, Inc.

Triumph Aerospace Systems – Wichita, Inc.

Triumph Aftermarket Services Group, Inc.

Triumph Aftermarket Services International, LLC

Triumph Aftermarket Services (Europe) Ltd.

Triumph Airborne Structures, Inc.

Triumph Aviations Inc.

Triumph Aviation Services Asia, Ltd.

Triumph Composite Systems, Inc.

Triumph Controls, LLC

Triumph Engineering Services, Inc.

Triumph Engineered Solutions, Inc.

Triumph Fabrications – Fort Worth, Inc.

Triumph Fabrications – Hot Springs, Inc.

Triumph Fabrications – San Diego, Inc.

Triumph Gear Systems, Inc.

Triumph Gear Systems – Macomb, Inc.

Triumph Instruments, Inc.

Triumph Instruments – Teterboro, Inc.

Triumph Interiors Limited

Triumph Interiors, LLC

Triumph Metals Company

Triumph Precision Castings Co.

Triumph Processing, Inc.

Triumph Structures – Kansas City, Inc.

Triumph Structures – Los Angeles, Inc.

Triumph Structures – Wichita, Inc.

Triumph Thermal Systems, Inc.

Triumph Turbine Services, Inc.